EXHIBIT 10.1
                                                                    ------------


                                                               Execution Version














                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                               VERINT SYSTEMS INC.

                                       AND

                            COMVERSE TECHNOLOGY, INC.



                               Dated May 25, 2007

                                TABLE OF CONTENTS



                                                                            PAGE

Article I      Definitions.....................................................1

        1.1    Certain Definitions.............................................1
        1.2    Construction....................................................3


Article II     Purchase and Sale of Securities.................................3

        2.1    Purchase and Sale of Securities.................................3
        2.2    Purchase Price..................................................3
        2.3    Closing Date....................................................3
        2.4    Proceedings at Closing..........................................4


Article III    Representations and Warranties of the Company...................4

        3.1    Organization and Power..........................................4
        3.2    Authorization...................................................4
        3.3    Consents and Approvals..........................................5
        3.4    No Conflicts....................................................5
        3.5    Authorization of Securities.....................................5
        3.6    Valid Offering..................................................5
        3.7    Brokers' Fees...................................................5


Article IV     Representations and Warranties of the Purchaser.................6

        4.1    Organization....................................................6
        4.2    Authorization...................................................6
        4.3    Consents and Approvals..........................................6
        4.4    No Conflicts....................................................6
        4.5    Brokers' Fees...................................................7
        4.6    Investment Representations......................................7
        4.7    Restricted Securities...........................................7
        4.8    Accredited Investor.............................................7
        4.9    Investment......................................................7
        4.10   Knowledge and Experience........................................7
        4.11   No Solicitation.................................................7
        4.12   Restrictions on Transfer .......................................7
        4.13   Access to Management............................................8


Article V      Covenants.......................................................8

        5.1    All Reasonable Efforts; Further Assurances......................8
        5.2    Public Announcements............................................9
        5.3    Confidentiality.................................................9
        5.4    Use of Proceeds.................................................9
        5.5    Removal of Legends..............................................9


Article VI     Closing Deliveries.............................................10

        6.1    Items to Be Delivered by the Company...........................10
        6.2    Items to Be Delivered by the Purchaser.........................10


Article VII    Survival.......................................................10

        7.1    Survival of Representations, Warranties, and Covenants.........10


Article VIII   Miscellaneous..................................................10



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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

        8.1    Amendments.....................................................10
        8.2    Assignment.....................................................10
        8.3    Binding Effect.................................................11
        8.4    Counterparts...................................................11
        8.5    Entire Agreement...............................................11
        8.6    Fees and Expenses..............................................11
        8.7    Governing Law..................................................11
        8.8    Headings.......................................................11
        8.9    Notices........................................................11
        8.10   Severability...................................................12
        8.11   Third-Party Beneficiaries......................................13
        8.12   Waiver.........................................................13

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of May 25, 2007, between Verint Systems Inc., a Delaware corporation (the "Company"), and Comverse Technology, Inc., a New York corporation (the "Purchaser").

        WHEREAS, the Company has entered into the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, White Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("White"), and Witness Systems, Inc., a Delaware corporation ("Witness"), pursuant to which Witness will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into White (the "Merger");

        WHEREAS, pursuant to the Merger Agreement, the Company has agreed to finance the Merger through a combination of (i) cash on hand (including cash of Witness), (ii) the proceeds from a debt financing (the "Debt Financing"), pursuant to a commitment letter dated February 11, 2007, among Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank, Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Credit Suisse Securities (USA) LLC and Credit Suisse and the Company (the "Debt Commitment Letter"), and (iii) the proceeds from the issuance of equity securities to the Purchaser (the "Equity Financing") pursuant to a commitment letter (the "Equity Commitment Letter") dated February 11, 2007, between the Company and the Purchaser;

        WHEREAS, in connection with the Equity Financing, the Company desires to create a new series of preferred stock, designated as the Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock"), of the Company by filing a Certificate of Designation, Preferences and Rights in the form attached hereto as Exhibit A (the "Certificate of Designation") with the office of the Secretary of State of the State of Delaware, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"); and

        WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, 293,000 shares (the "Preferred Shares") of Convertible Preferred Stock.

        NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

        1.1 Certain Definitions. The following terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

        "Affiliate" means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

        "Certificate of Designation" has the meaning ascribed to it in the recitals to this Agreement.

        "Closing" has the meaning ascribed to it in Section 2.3.

        "Closing Date" has the meaning ascribed to it in Section 2.3.

        "Common Stock" means the shares of the Company's common stock, par value $0.001 per share.

        "Company" has the meaning ascribed to it in the preamble to this Agreement.

        "Conversion Shares" has the meaning ascribed to it in Section 3.5.

        "Convertible Preferred Stock" has the meaning ascribed to it in the recitals to this Agreement.

        "DGCL" has the meaning ascribed to it in the recitals to this Agreement.

        "Encumbrance" means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding, or obligation, whether written or oral, and whether or not relating in any way to credit or the borrowing of money.

        "Governmental Entity" means any federal, state, or municipal court or other governmental department, commission, board, bureau, agency, or instrumentality, governmental or quasi-governmental, domestic or foreign.

         "Law" means, the common law and all federal, state, local, and foreign laws, rules and regulations, Orders, and other determinations of the United States, any foreign country, or any domestic or foreign Governmental Entity.

        "Material Adverse Effect" means, with respect to any party, any result, occurrence, fact, change, or event that, individually, or in the aggregate with any such other results, occurrences, facts, changes, or events, has a material adverse effect on (i) the business, operations, or financial position of any of such party and its Subsidiaries, taken as a whole, (ii) the ability of any of such party to perform in a timely manner any of its obligations under this Agreement or any of the Transaction Documents or any transaction contemplated hereby or thereby, or (iii) the legality, validity, or enforceability of this Agreement or the other Transaction Documents.

        "Order" has the meaning ascribed to it in Section 3.4.

        "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity.

        "Preferred Shares" has the meaning ascribed to it in the recitals to this Agreement.

        "Preferred Stock" has the meaning ascribed to it in Section 3.5.

        "Purchase Price" has the meaning ascribed to it in Section 2.2.

        "Purchaser" has the meaning ascribed to it in the recitals to this Agreement.

        "Receiving Party" has the meaning ascribed to it in Section 5.3.


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        "Registration Rights Agreement" shall mean that Registration Rights
Agreement to be entered into at the Closing by and among the Company and the Purchaser.

        "Representatives" has the meaning ascribed to it in Section 5.3.

        "SEC" means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" means, in respect of any Person, any Person in which such first Person, directly or indirectly, beneficially owns more than 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

        "Transaction Documents" means, collectively, this Agreement and the Registration Rights Agreement, and each other document, instrument, certificate, or agreement to be executed by the parties to effect each of the forgoing agreements.

        "White" has the meaning ascribed to it the recitals to this Agreement.

        "Witness" has the meaning ascribed to it the recitals to this Agreement.

        1.2     Construction.

                (a) All references to "Articles," "Sections," "Schedules," and "Exhibits" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, schedules, or exhibits of or to this Agreement.

                (b) As used in this Agreement, the following terms shall have the meanings indicated: (i) "day" means a calendar day; (ii) "U.S." or "United States" means the United States of America; (iii) "dollar" or "$" means lawful currency of the United States; (iv) "including" or "include" means "including without limitation"; and (v) references in this Agreement to specific Laws (such as the DGCL), or to specific sections or provisions of Laws, apply to the respective U.S. or state Laws that bear the names so specified and to any succeeding Law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder.

                                   ARTICLE II
                         Purchase and Sale of Securities
                         -------------------------------

        2.1 Purchase and Sale of Securities. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company shall issue, sell, and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Preferred Shares.

        2.2 Purchase Price. On the terms and subject to the conditions set forth herein, the consideration to be paid to the Company by the Purchaser for the 293,000 shares of Convertible Preferred Stock is $1,000 per share, for a collective purchase price of $293.0 million (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds to the Company's account designated on Exhibit B.

        2.3 Closing Date. The closing of the purchase and sale of the Preferred Shares (the "Closing") shall take place at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, at 10:00 a.m., local time, on


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



the closing date of the Merger. The date of the Closing is referred to herein as the "Closing Date."

        2.4 Proceedings at Closing. All actions to be taken and all documents to be executed and delivered by the Company in connection with the consummation of the transactions offer, sale and issuance of the Preferred Shares shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and all actions to be taken and all documents to be executed and delivered by the Purchaser in connection with the consummation of the offer, sale and issuance of the Preferred Shares shall be reasonably satisfactory in form and substance to the Company and its counsel. All actions to be taken and all documents to be executed and delivered by all parties hereto at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed, and delivered. At the Closing, (i) the Company shall deliver to the Purchaser the items in Section 6.1 and (ii) the Purchaser shall deliver to the Company the items described in Section 6.2.

                                  ARTICLE III
                  Representations and Warranties of the Company
                  ---------------------------------------------

        The Company hereby makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof, and shall be unaffected by any investigation heretofore or hereafter made by the
Purchaser:

        3.1 Organization and Power. The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing, and, in good standing under the Laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries has the requisite corporate power and authority to own, lease, or otherwise hold the assets and properties owned, leased, or otherwise held by it and necessary to carry on their business as presently conducted, taken as a whole. Except as set forth on Schedule 3.1, the Company and each of its Subsidiaries is in good standing and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        3.2 Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to be executed by it in connection with the consummation of the transactions contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each other Transaction Document and the performance by it of its obligations hereunder and thereunder have been (or at the time of execution will be) duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Transaction Document to which the Company is a party has been duly executed and delivered by duly authorized officers of the Company and, assuming the due execution and delivery of this Agreement and each other Transaction Document by the other party or parties hereto or thereto, each of the Agreement and the other Transaction Documents which constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability affecting the enforcement of creditors' and contracting parties' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).



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        3.3     Consents and Approvals. Assuming the accuracy of the
representations made by the Purchaser in Article IV of this Agreement, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as have been made or obtained, as applicable.

        3.4 No Conflicts. The execution and delivery of this Agreement does not and neither the performance by the Company of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will, (i) conflict with the certificate of incorporation or bylaws of the Company or comparable organizational documents of any of the Subsidiaries of the Company, (ii) conflict with, result in any violation of, constitute a default under, or give rise to a right of termination, cancellation, or acceleration of, or any obligation or to loss of a benefit under, any contract to which the Company or any of its Subsidiaries is a party, except in the case where there would be no Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, (iii) violate any citation, order, judgment, decree, writ, or injunction ("Order") of any Governmental Entity applicable to the Company or any of its Subsidiaries, except in the case where there would be no Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (iv) violate any Law applicable to the Company or any of its Subsidiaries, except in the case where there would be no Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

        3.5 Authorization of Securities. The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), 293,000 of which have been designated as the Convertible Preferred Stock. As of April 30, 2007, there are 32,519,327 shares of Common Stock issued and outstanding and 1,800 shares of Common Stock are held by the Company as treasury stock. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. The rights, preferences, privileges and restrictions of the Preferred Shares will be as set forth in the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") have been duly and validly reserved for issuance. When issued and delivered in accordance with the terms of this Agreement and the Certificate of Designation, the Preferred Shares and the Conversion Shares will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of all Encumbrances.

        3.6 Valid Offering. Assuming the truth and accuracy of the representations and warranties of the Purchaser set forth in Article IV hereof, the offer, sale, and issuance of the Preferred Shares and the Conversion Shares as contemplated by this Agreement and the Certificate of Designation do not require registration under the Securities Act or applicable blue-sky Laws.

        3.7 Brokers' Fees. No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. Neither the Company nor any Person acting on its behalf has agreed to pay any commission, finder's or broker's fee, or similar payment in connection with the transactions contemplated by this Agreement or any matter related hereto to any Person for which the Company or any of its Subsidiaries will be liable. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such


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liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                                   ARTICLE IV
                 Representations and Warranties of the Purchaser
                 -----------------------------------------------

        The Purchaser hereby makes the following representations and warranties to the Company, each of which is true and correct as of the date hereof:

        4.1 Organization. The Purchaser is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of New York, and the Purchaser's principal place of business is the State of New York. The Purchaser has the requisite corporate power and authority to own, lease, or otherwise hold the assets and properties owned, leased, or otherwise held by it and necessary to carry on its business as presently conducted. Except as set forth on Schedule 4.1, the Purchaser is in good standing and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

        4.2 Authorization. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Document and the performance by it of its obligations hereunder and thereunder have been (or at the time of execution will be) duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been and each other Transaction Document will be duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement and each other Transaction Document by the other party or parties hereto or thereto, each of this Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability affecting the enforcement of creditors' and contracting parties' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        4.3 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any Person or Governmental Entity is required to be obtained or made on the part of the Purchaser in connection with the execution and delivery of this Agreement or any Transaction Document by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder, or the consummation of the transactions contemplated hereby or thereby.

        4.4 No Conflicts. The execution and delivery of this Agreement does not and each other Transaction Document will not, and neither the performance by the Purchaser of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with the certificate of incorporation or bylaws of the Purchaser or comparable organizational documents of any of the Subsidiaries of the Purchaser, (ii) conflict with, result in any violation of, constitute a default under, or give rise to a right of termination, cancellation, or acceleration of, or any obligation or to loss of a benefit under, any contract to which the Purchaser or any of its Subsidiaries is a party, except in the case where there would be no Material Adverse Effect on the Purchaser and the Subsidiaries, taken as a whole,
(iii) violate any Order of any Governmental Entity applicable to the Purchaser or any of its Subsidiaries, except in the case where there would be no Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (iv) violate any Law applicable to the Purchaser or any of its Subsidiaries, except


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in the case where there would be no Material Adverse Effect on the Purchaser and its Subsidiaries, taken as a whole.

        4.5 Brokers' Fees. Neither the Purchaser nor any Person acting on its behalf has agreed to pay any commission, finder's or broker's fee, or similar payment in connection with the transactions contemplated by this Agreement or any matter related hereto to any Person for which the Company or any of its Subsidiaries will be liable. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.

        4.6 Investment Representations. The Purchaser understands that neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act and that the Preferred Shares are being offered and sold to the Purchaser pursuant to an exemption from the registration requirements of the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

        4.7 Restricted Securities. The Purchaser understands that the Preferred Shares will be characterized as "restricted securities" under the Securities Act and that, as such, the Preferred Shares may be resold without registration under the Securities Act only pursuant to an effective registration statement, or pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act. Except as contemplated by the Registration Rights Agreement, the Purchaser understands that the Company is under no obligation to register the Preferred Shares or the Conversion Shares and that the Company has no present intention of doing so. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available with respect to any transfer of Preferred Shares or Conversion Shares by the Purchaser and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Preferred Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

        4.8 Accredited Investor. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

        4.9 Investment. The Purchaser is acquiring the Preferred Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same and, except for transfers permitted without provision of an opinion of counsel reasonably acceptable to the Company, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Preferred Shares.

        4.10 Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Preferred Shares and of making an informed investment decision and can bear a complete loss of the Purchaser's investment.

        4.11 No Solicitation. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Preferred Shares.

        4.12    Restrictions on Transfer.



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                (a)     Until the six-month anniversary of the Closing Date, the
Purchaser hereby agrees that it will not, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer or otherwise dispose of any Preferred Shares or Conversion Shares.


                (b) The Purchaser understands that certificates representing the Preferred Shares and, when issued, the Conversion Shares will bear legends as follows:


                        (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 25, 2007, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY."

                        (ii) Any legend required by the securities laws of any
                state to the extent such laws are applicable to the Preferred Shares and Conversion Shares represented by the certificate so legended.

        4.13 Access to Management. The Purchaser confirms that, in making its decision to purchase the Preferred Shares, the Purchaser has relied solely upon the Company's representations and warranties in Section 3 hereof and independent investigations made by the Purchaser (including through its designated representatives on the Company's Board of Directors), and that the Purchaser's representatives have been given the opportunity to ask questions of, and to receive answers from, management, the Company's legal and financial advisors, and other persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement (including the Merger), and to obtain any additional information, to the extent such persons possess such information.

                                    ARTICLE V
                                    Covenants
                                    ---------

        5.1 All Reasonable Efforts; Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, as promptly as practicable, all things necessary, proper, or advisable under applicable Law to consummate and make effective as promptly as practicable the transactions contemplated hereby. At and from time to time after the Closing, at the request of any party hereto, the other party shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.



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



        5.2 Public Announcements. The Company and the Purchaser will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law; provided, however, that the Company and the Purchaser will give prior notice to the other party of the content and timing of any such press release or other public statement.

        5.3 Confidentiality. Each party hereto agrees that such party will hold, and will use its commercially reasonable efforts to cause its officers, directors, members, managers, partners, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the "Representatives") to hold, in confidence all confidential information and documents received from the other party hereto, except to the extent such information (i) was previously known on a non-confidential basis to the party receiving such information or documents ("Receiving Party"), (ii) was in the public domain through no fault of the Receiving Party, (iii) was independently developed by the Receiving Party, (iv) was later developed by the Receiving Party from sources other than the disclosing party not known by the Receiving Party to be bound by any confidentiality obligation, or (v) is required to be disclosed by Law or by any Governmental Entity.

        5.4 Use of Proceeds. The Company will use the proceeds received from the issuance and sale of the Preferred Shares to pay a portion of the purchase price for the Merger and related fees and expenses, and for no other purposes.

        5.5 Removal of Legends. The Company, as promptly as practicable after the six-month anniversary of the Closing Date and without any requirement of a legal opinion provided by the Purchaser, shall remove or cause to be removed all restrictive stock legends set forth in Section 4.12 from the certificates representing the Preferred Shares and, if any then issued, the Conversion Shares, and after such six-month anniversary, the Preferred Shares and, when issued, the Conversion Shares will bear legends as follows:

                        (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                        (ii) Any legend required by the securities laws of any
                state to the extent such laws are applicable to the Preferred Shares and Conversion Shares represented by the certificate so legended.

                                   ARTICLE VI
                               Closing Deliveries
                               ------------------

        6.1 Items to Be Delivered by the Company. At the Closing, the Company shall deliver to Purchaser:

                (a) Convertible Preferred Stock Certificates. One or more validly issued certificates representing the Preferred Shares duly executed by the appropriate officers of the Company.

                (b) Certified Copy of Certificate of Designation. A file-stamped copy of the Certificate of Designation as certified by the Secretary of State of the State of Delaware.

                (c) Registration Rights Agreement. The Registration Rights Agreement duly executed by an authorized officer of the Company.

                (d) Opinion. An opinion from Jones Day, dated as of the Closing Date, in the form attached hereto as Exhibit C.


        6.2 Items to Be Delivered by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

                (a)     Purchase Price. The Purchase Price in accordance with
        Section 2.2.

                                   ARTICLE VII
                                    Survival
                                    --------

        7.1     Survival of Representations, Warranties, and Covenants.

                (a) The representations and warranties of the Company and Purchaser contained in this Agreement shall survive indefinitely and shall be unaffected by any investigation heretofore or hereafter made by the Purchaser or the Company.

                (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive and remain in effect indefinitely.

                                  ARTICLE VIII
                                  Miscellaneous
                                  -------------

        8.1 Amendments. This Agreement may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

        8.2 Assignment. The Purchaser shall be entitled to assign its rights and obligations hereunder to one or more Affiliates (so long as any such Affiliate is an "accredited investor" as such term is defined in Regulation D of the Securities Act) that agree to assume the Purchaser's obligations hereunder; provided, that the Purchaser shall remain obligated to perform its obligations hereunder to the extent not performed, or unable to be performed, by such Affiliate(s). This Agreement and the rights and obligations hereunder shall not be otherwise assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto. Any attempted assignment, delegation, or transfer in violation of this Section 8.2 shall be void and of no force or effect.

        8.3 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        8.5 Entire Agreement. This Agreement (including the Exhibits attached hereto) and the Transaction Documents constitute the entire agreement of the parties hereto in respect of the subject matter hereof and thereof, and supersede all prior agreements or understandings, among the parties hereto in respect of the subject matter hereof and thereof.

        8.6 Fees and Expenses. Each party shall bear all of its own expenses (including fees and disbursements of its counsel) incurred by or on its behalf in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and each Transaction Document and the consummation of the transactions contemplated hereby and thereby.

        8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof). Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America located in the State of New York. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive an objection or defense that they now or hereafter have to the assertion of personal jurisdiction by any court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings.

        8.8 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

        8.9 Notices. Any notice, demand, request, instruction, correspondence, or other document required or permitted to be given hereunder by any party to the other shall be in writing and delivered (i) in person, (ii) by a nationally recognized overnight courier service requiring acknowledgment of receipt of delivery, (iii) by United States certified mail, postage prepaid and return receipt requested, or (iv) by facsimile, as follows:

                If to the Company, to:

                Verint Systems Inc.
                330 South Service Road
                Melville, New York  11747
                Attention:  General Counsel
                Facsimile No.:  212-755-7306

                with a copy to (which shall not constitute notice):

                Jones Day
                222 East 41st  Street
                New York, New York  10017
                Attention:  Dennis P. Barsky
                Facsimile No.:  212-755-7306

                If to the Purchaser, to:

                Comverse Technology, Inc.
                810 Seventh Avenue
                New York, New York  10019
                Attention:  General Counsel
                Facsimile No.:  212-739-1001

                with a copy to (which shall not constitute notice):

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York  10153
                Attention:  David Zeltner
                Facsimile No.:  212-310-8007

        Notice shall be deemed given, received, and effective on: (i) if given by personal delivery or courier service, the date of actual receipt by the receiving party, or if delivery is refused on the date delivery was first attempted; (ii) if given by certified mail, the third day after being so mailed if posted with the United States Postal Service; and (iii) if given by facsimile, the date on which the facsimile is transmitted if confirmed by transmission report during the transmitter's normal business hours, or at the beginning of the next business day after transmission if confirmed at any time other than the transmitter's normal business hours. Any person entitled to notice may change any address or facsimile number to which notice is to be given to it by giving notice of such change of address or facsimile number as provided in this Section 8.9. The inability to deliver notice because of changed address or facsimile number of which no notice was given shall be deemed to be receipt of the notice as of the date such attempt was first made.

        8.10 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held (by a court of competent jurisdiction) to be invalid, illegal, or unenforceable under the applicable Law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

        8.11 Third-Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any other Person any rights or remedies under of by reason of this Agreement or the transactions contemplated hereby.

        8.12 Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach or Default, either of similar or different nature, unless expressly so stated in such writing.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                    VERINT SYSTEMS INC.

                                    By:  /s/  Peter Fante
                                       ----------------------------------------
                                    Name:  Peter Fante
                                    Title: General Counsel and Secretary



                                    COMVERSE TECHNOLOGY, INC.

                                    By:  /s/  Andre Dahan
                                       ----------------------------------------
                                    Name:  Andre Dahan
                                    Title: Chief Executive Officer and President



























               [SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT]

                                    Exhibit A
                                    ---------

                           Certificate of Designations

                                    Exhibit B
                                    ---------

                           Wire Transfer Instructions



Bank:  Bank of America

ABA No.:  26009593

Account No.:  4602291022

Account Name:  EquiServe

Contact/Reference:  Witness/Matt Attubato X62628

                                    Exhibit C
                                    ---------

                               [Jones Day Opinion]




                                  May 25, 2007


Comverse Technology, Inc.
810 Seventh Avenue
New York, New York
Attention: Paul L. Robinson



                Re:     Series A Convertible Perpetual Preferred Stock
                        ----------------------------------------------

Ladies and Gentlemen:

                We have acted as counsel for Verint Systems Inc., a Delaware corporation (the "Company"), in connection with the purchase from the Company by Comverse Technology, Inc. ("Comverse") of 293,000 shares (the "Shares") of Series A Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company (the "Convertible Preferred Stock") pursuant to the Securities Purchase Agreement, dated as of May 25, 2007 (the "Purchase Agreement"), by and between the Company and Comverse. This letter is furnished to Comverse pursuant to Section 6.1(d) of the Purchase Agreement. Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Purchase Agreement.

                In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        1. The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its properties as described in the Company's most recent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. Each of the Purchase Agreement and the Registration Rights Agreement, dated May 25, 2007 (the "Registration Rights Agreement"), by and between the Company and Comverse, has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3. The Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered to Comverse in accordance with the Certificate of Designation, Preferences and Rights and pursuant to the Purchase Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable. The Conversion Shares have been authorized by all necessary corporate action of the Company

Comverse Technology, Inc.
May 25, 2007
Page 2



and, after the Conversion Shares have been approved by the stockholders of the Company, and when issued upon conversion of the Convertible Preferred Stock pursuant to the terms and conditions of the Convertible Preferred Stock and the Certificate of Designation, Preferences and Rights, will be validly issued, fully paid and nonassessable.

        4. No consent, approval, authorization or order of, or filing with, any New York State or U.S. federal governmental agency or body or any New York or U.S. federal court is required in connection with the execution, delivery or performance of the Purchase Agreement or the Registration Rights Agreement by the Company, or in connection with the issuance or sale of the Shares by the Company to Comverse, except (i) for the registration of the Shares under the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder, (ii) periodic and other reporting requirements under the Exchange Act and the rules and regulations thereunder or (iii) as may be required under state securities or "blue sky" laws.

        5. It is not necessary in connection with the offer and sale of the Shares to Comverse under the Purchase Agreement to register the Shares under the Securities Act.

        6. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by the Company, the issuance and sale of the Convertible Preferred Stock by the Company and the compliance with the terms and provisions of the Purchase Agreement and the Registration Rights Agreement by the Company will not violate or result in a default under any of the terms and provisions of the Amended and Restated Certificate of Incorporation of the Company or the Bylaws of the Company.

        The opinions set forth above are subject to the following limitations, qualifications and assumptions:

        We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions expressed herein, we also have assumed that Comverse has authorized, executed, authenticated and delivered the documents to which it is a party and that each of such documents is the valid, binding and enforceable obligation of Comverse.

        As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied upon written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Purchase Agreement. We have not independently verified such matters.

        The opinions expressed in paragraph 1 above with respect to the existence and good standing of the Company are based solely on certificates of public officials as to factual matters or legal conclusions set forth therein.

        Our opinions set forth in paragraph 2 above with respect to the enforceability of the documents or securities referred to in such opinions are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights and remedies generally; (ii) general

Comverse Technology, Inc.
May 25, 2007
Page 3



equitable principles, whether such principles are considered in a proceeding at law or in equity; (iii) the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, (B) relating to forum selection to the extent the forum is a federal court, (C) relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York, (D) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations, (E) waiving any rights to trial by jury or (F) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such documents; and (iv) the effect of applicable rules of law that (A) provide that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected, (B) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable, and (C) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

        In rendering the opinions set forth in paragraph 5 above, we have assumed: (i) that the offer and sale of the Shares will be conducted solely in the manner contemplated by the Purchase Agreement and (ii) the accuracy and completeness of the respective representations and warranties of the Company and Comverse, and the compliance by each of them with their respective covenants and agreements, as set forth in the Purchase Agreement, it being understood that no opinion is hereby expressed as to any resale of the Shares.

        The opinions expressed herein are limited to (i) the federal securities laws of the United States of America, (ii) the laws of the State of New York and
(iii) insofar as relevant to the opinions expressed in paragraphs 1, 2 and 3 above, the Delaware General Corporation Law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

        Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

        This letter is furnished by us to you solely for your benefit and solely with respect to your purchase of the Shares from the Company pursuant to the Purchase Agreement, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                                            Very truly yours,